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                                                                  EXHIBIT 23.02

                      CONSENT OF INDEPENDENT ACCOUNTANTS


   We hereby consent to the use in this registration statement on Form S-1 of our report dated March 31, 1999, except as to the stock splits described in
Note 20, which are as of April 5, 1999 and July   , 1999, relating to the
consolidated financial statements of homestore.com, Inc. which appear in such registration statement. We also consent to the reference to us under the heading "Experts" in such registration statement.


                                          PricewaterhouseCoopers LLP
Century City, California
July   , 1999